SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 3, 2003

ILLINI CORPORATION

(Exact name of registrant as specified in its charter)

Illinois	0-13343	37-1135429
(State of other jurisdiction of Incorporation)	(Commission file Numbers)	(IRS Employer Identification No.)

3200 W. Iles Avenue, Springfield, Illinois  62707

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:  (217) 787-5111

Item 5.  Other Events

On December 23, 2002, The Board of Governors of the Federal Reserve System denied the application of Illini Corporation (the “Company”) to acquire Illinois Community Bancorp, Inc., located in Effingham, Illinois.

A copy of the order denying the application can be found at the Federal Reserve’s website, www.federalreserve.gov.

Illini Corporation issued a press release on January 3, 2003 announcing that it will appeal the decision of The Board of Governors of the Federal Reserve System that denied the application of the Company to acquire Illinois Community Bancorp, Inc.

The Company originally announced the merger transaction on November 28, 2001 and proceeded to file the necessary applications with the appropriate regulatory agencies.

The Company is not certain as to the outcome or the timeframe when the Board of Governors will act on the appeal.

Item 7.  Financial Statements and Exhibits

(c)              Exhibits

99.1  Press Release of Illini Corporation dated January 3, 2003.

Information Concerning Forward-Looking Statements

Statements contained in this Form 8-K which are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve important known and unknown risks, uncertainties and other factors and can be identified by phrases using “estimate,” “anticipate,” “believe,” “project,” “expect,” “intend,” “predict,” “potential,” “future,” “may,” “should” and similar expressions or words.  Such forward-looking statements are subject to risk and uncertainties which could cause actual results to differ materially from those projected.  Such risks and uncertainties include potential change in interest rates, competitive factors in the financial services industry, general economic conditions, the effect of new legislation and other risks detailed in documents filed by Illini Corporation with the Securities and Exchange Commission from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLINI CORPORATION

By:	/s/ Burnard K. McHone
Burnard K. McHone, President

Date:	January 3, 2003